Exhibit 99.1

Certification of Chief Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Larissa L. Herda, President and Chief Executive Officer of Time Warner Telecom, Inc. (the “Registrant”), certifies that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended September 30, 2002 of the Registrant (the “Report”):

            (1)     The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

            (2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Larissa L. Herda

Name:	Larissa L. Herda
Date:	November 14, 2002